UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Under §240.14a-12

Nutex Health Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 14, 2025

Dear Stockholder:

You are cordially invited to our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, July 14, 2025, at 10:00 a.m. Central Time, exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/NUTX2025 to consider and act upon the following matters:

(1)	To re-elect the following members of our Board of Directors:

Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears;

and to elect Frank E. Jaumot as a new member of our Board of Directors;

each to serve as directors and to hold office for a one-year term to expire at the 2026 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified;

(2)	To vote in an advisory capacity concerning the Company’s executive compensation;
(3)	To approve an amendment to the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 1,100,000 and to allow the number of shares available for issuance under the Plan to automatically increase on January 1 of each year, in an amount equal to 5% of the number of shares outstanding at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no or a lesser increase;
(4)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
(5)	To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting www.virtualshareholdermeeting.com/NUTX2025. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We will continue to evaluate the format of our stockholder meetings on an annual basis.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about June 2, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

(1)	Vote over the Internet prior to the virtual Annual Meeting, by visiting www.proxyvote.com (have your Notice or proxy card in hand to access the website);
(2)	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call)
(3)	Vote by Mail, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
(4)	Vote online at the virtual Annual Meeting, by using the Notice or proxy card to access the Annual Meeting website, www.virtualshareholdermeeting.com/NUTX2025.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.

Only stockholders of record at the close of business on May 22, 2025, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting, or any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Thomas T. Vo, M.D., MBA
Chairman of the Board and Chief Executive Officer

Houston, Texas
June 2, 2025

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL MEETING AND VOTING2

PROPOSAL 2: ELECTION OF DIRECTORS10

Information Regarding Directors10

CORPORATE GOVERNANCE14

General14

Director Independence14

Board Leadership Structure15

Board of Directors Meetings15

Committees of the Board of Directors15

The Board’s Role in Risk Oversight17

Code of Business Ethics Policy18

Director Nomination Process18

Limits on Director Service on Other Company Boards20

Communication with the Board20

Director Compensation20

Limitation of Liability and Indemnification21

Report of the Audit Committee of the Board of Directors22

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS23

Required Vote23

PROPOSAL 3: AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN24

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM33

Principal Accountant Fees and Services33

Required Vote34

EXECUTIVE COMPENSATION35

Overview35

Executive Officers35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT38

Equity Awards at 2024 Fiscal Year End43

Securities Trading Policy44

Compensation Recovery (“Clawback”) Policy44

Equity Compensation Plan Information44

Pay Versus Performance45

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS49

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS50

i

Related Person Transactions50

Indemnification of Directors50

Policies and Procedures for Related Person Transactions51

DELINQUENT SECTION 16(a) REPORTS52

STOCKHOLDER PROPOSALS52

STOCKHOLDERS SHARING THE SAME ADDRESS53

OTHER MATTERS53

APPENDIX A: FORM OF AMENDMENT NO. 1 TO THE AMENDED AND RESTATED NUTEX HEALTH INC. 2023 EQUITY INCENTIVE PLAN A-1

ii

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 14, 2025

The Board of Directors (the “Board”) of Nutex Health Inc. (“Nutex,” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/NUTX2025 on Monday, July 14, 2025 at 10:00 a.m. Central Time. We have determined that the Annual Meeting will be held in a virtual meeting format, via the Internet. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/NUTX2025. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions during the Annual Meeting is included in this proxy statement.

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

1.	To re-elect the following members of our Board of Directors:

Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears;

and to elect Frank E. Jaumot as a new member of our Board of Directors;

each to serve as directors and to hold office for a one-year term to expire at the 2026 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified;

2.	To vote in an advisory capacity concerning the Company’s executive compensation;
3.	To approve an amendment to the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 1,100,000 and to allow the number of shares available for issuance under the Plan to automatically increase on January 1 of each year, in an amount equal to 5% of the number of shares outstanding at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no or a lesser increase;
4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
5.	To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 14, 2025:

This proxy statement and our annual report are available electronically at www.proxyvote.com.

On or about June 2, 2025, we will begin mailing a Notice of Internet Availability of proxy materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, which we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025 (the “2024 Annual Report”) and view instructions on how to vote in person, online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL MEETING AND VOTING

How do I attend the virtual Annual Meeting?

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting in person and online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUTX2025. The webcast will start at 10:00 a.m. Central Time on Monday, July 14, 2025. You will need the control number included on your proxy card or in the instructions from your broker in order to be able to enter the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 9:45 a.m. Central Time on July 14, 2025, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 9:45 a.m. on the day of the meeting.

Why is the Annual Meeting conducted as a virtual, online meeting?

We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted on the virtual meeting platform on the date of the Annual Meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We will continue to evaluate the format of our stockholder meetings on an annual basis.

Why did you send me these proxy materials?

We are providing these proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person or online. However, you do not need to attend the meeting in person or virtually to vote your shares. Instead, you may vote your shares as described in further detail in the answer to the question “How do I vote?” below.

The Notice of Annual Meeting, proxy statement, and voting instructions, together with our 2024 Annual Report filed on Form 10-K, will be made available to each stockholder entitled to vote starting on or about June 2, 2025. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com or on our website at www.nutexhealth.com.

Who can vote at the Annual Meeting and what are the voting rights of such stockholders?

Only stockholders of record at the close of business on May 22, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 5,555,116 shares of our common stock, $0.001 par value per share (“common stock”) outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the Annual Meeting. If you wish to view this list, please contact our Corporate Secretary at Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, Texas 77081, Attention: Corporate Secretary, (713) 660-0557.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	To re-elect the following members of our Board of Directors:

Thomas T. Vo, Warren Hosseinion, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears;

and to elect Frank E. Jaumot as a new member of our Board of Directors;

each to serve as directors and to hold office for a one-year term to expire at the 2026 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified:

2.	To vote in an advisory capacity concerning Nutex Health Inc.’s executive compensation;
3.	To approve an amendment to the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 1,100,000 and to allow the number of shares available for issuance under the Plan to automatically increase on January 1 of each year, in an amount equal to 5% of the number of shares outstanding at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no or a lesser increase;
4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
5.	To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

None of the proposals listed above are conditioned upon the approval of any other proposal.

How many votes do I have?

Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may vote:

(1)	Over the Internet prior to the Annual Meeting: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Central Time on July 13, 2025, the day before the Annual Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.
(2)	By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Central Time on July 13, 2025, the day before the Annual Meeting, for your telephonic proxy to be valid and for your vote to count.
(3)	By Mail: If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than July 13, 2025, the day before the Annual Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.
(4)	In person or online while virtually attending the Annual Meeting: In addition to voting in person, you may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUTX2025. You will need your control number included on your notice or proxy card in order to be able to vote during the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may vote:

(1)	Over the Internet prior to the Annual Meeting or by Telephone: You will receive instructions from your Nominee if they permit Internet or telephone voting. You should follow those instructions.
(2)	By Mail: You will receive instructions from your Nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)	In person or online while virtually attending the Annual Meeting: You will receive instructions from your Nominee explaining how you can vote your shares in person or online during the Annual Meeting. You will need your control number included on the Notice or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

If you hold your shares of our common stock in multiple accounts, you should vote your shares as described above for each account.

Can I revoke or change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone prior to the Annual Meeting as instructed above. Only your latest Internet or telephone vote submitted prior to the Annual Meeting is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m. Central Time on July 13, 2025.
(2)	Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than 11:59, Central Time on July 13, 2025, the day before the Annual Meeting. Only your latest dated proxy will be counted.

(3)	Attend in person or attend the virtual Annual Meeting and vote online as instructed above. Attending the Annual Meeting in person or virtually alone will not revoke your Internet vote, telephone vote, or proxy submitted by mail, as the case may be.
(4)	Provide our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while virtually attending the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.

Are there Dissenter’s Rights?

No. Stockholders have no right under the Delaware General Corporation Law or the Company’s Second Amended and Restated Certificate of Incorporation or the Company’s Second Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to the director election.

Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone prior to the Annual Meeting, by returning your proxy by mail, or online at the virtual Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the Annual Meeting, we expect the only proposal on which brokers will have discretionary voting authority is the ratification of the appointment of our independent registered public accounting firm (Proposal 4).

A “broker non-vote” results on a matter when your broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.

We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.

What constitutes a quorum at the Annual Meeting?

A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the virtual Annual Meeting either “in person” virtually or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes are counted as present or represented. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of the Record Date, or 2,777,559 shares, constitutes a quorum at the Annual Meeting, permitting us to conduct the business of the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than May 29, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Nutex Health Inc.
Attention: Secretary
6030 S. Rice Ave, Suite C, Houston, Texas 77081

We also encourage you to submit any such proposals via email to investors@nutexhealth.com.

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting, who is present (in person or by proxy) at such annual meeting and who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2026 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than the close of business on April 30, 2026; and
●	not later than the close of business on May 29, 2026.

In the event we hold the 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1:

Election of Directors

The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes. “Broker non-votes” will have no effect on the voting on Proposal 1.

You may:

●	vote FOR all nominees;
●	vote WITHHOLD all nominees; or
●	vote FOR ALL EXCEPT the director(s) whose name(s) you write into the proxy card.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.

Proposal 2:

Advisory Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the compensation of our Named Executive Officers as described in this proxy statement. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Proposal 3:

Amendment to the 2023 Equity Incentive Plan to Increase the Number of Shares Available

The approval of Proposal 3 requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock entitled to vote and actually cast thereon at the Annual Meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Amendment Proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.

Proposal 4:

Ratification of the Appointment of our Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 4. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 4. Although stockholder ratification of our Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee and Board will reconsider the appointment of Grant Thornton LLP as our independent registered public accounting firm for future service.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote:

FOR the election of all of our nominees to the Board of Directors to serve as directors, each to hold office for a one-year term to expire at the 2026 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified.

FOR the Company’s compensation of Named Executive Officers as proposed.

FOR the approval of the Amendment to the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 1,100,000 and to allow the number of shares available for issuance under the Plan to automatically increase on January 1 of each year, in an amount equal to 5% of the number of shares outstanding at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no or a lesser increase.

FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than Proposals 1 through 4. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

How do I submit a question at the virtual Annual Meeting?

We invite appropriate questions pertinent to the Company and the matters to be voted on at the Annual Meeting. We will not be providing a business update at the Annual Meeting or discussing matters related to our business or operations. If there are any matters of individual concern to a stockholder or not related to the matters to be voted on at the Annual Meeting, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investors@nutexhealth.com.

If you wish to submit a question on the day of the Annual Meeting, beginning at 9:45 a.m. Central Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/NUTX2025, proceed to the “Ask A Question” area on the lower right side of the screen, select a “Question Topic” from the drop down menu, type your question where it states “Enter Question” and click the “Submit” tab. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/NUTX2025 during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the Company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, the Company intends to respond to all appropriate questions received during the Annual Meeting after the Annual Meeting. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will limit each stockholder to one question, which should be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

How are we soliciting proxies and tabulating votes?

We will pay all of the costs of soliciting proxies. In addition to these proxy materials, our directors, officers, and other employees may also solicit proxies in person or by mail, telephone, fax or email without additional compensation. We will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Votes will be tabulated by Broadridge. If you have any questions or need assistance with voting please contact Matthew Genera at mgenera@transferonline.com.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our 2024 Annual Report, we will send you one without charge. Please write to:

Nutex Health Inc.
6030 S. Rice Ave, Suite C,
Houston, Texas 77081
Attn: Investor Relations

All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.nutexhealth.com.

How can I find out the results of the voting at the virtual Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 2:

ELECTION OF DIRECTORS

Currently there are seven members on our Board. All of our directors are subject to re-election at the annual meeting of stockholders each to hold office for a one-year term to expire at the 2026 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified. In accordance with our Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, our Board may fill vacancies resulting from resignation or removal from the Board by appointment.

Six of the seven directors listed below and nominated for election at the Annual Meeting currently serve on the Board. The Board has nominated Frank E. Jaumot, to stand for election in place of Mitchell Creem who has served on our Board since April 1, 2022. The Company is grateful for Mr. Creem’s valuable contributions, guidance and leadership during his tenure on the Board and wishes him well in his future endeavors. Mr. Jaumot, who is currently not a member of the Board, has been nominated to be elected at the Annual Meeting as an Independent Director. Accordingly, our Board will continue to be comprised of seven members. The Company did not pay any fees to any third parties to identify or evaluate or assist in identifying or evaluating potential nominees. There are no arrangements between any Director Nominee and any other person pursuant to which such Director Nominee was selected as a Director Nominee. Except as otherwise described under “Certain Relationships and Related Transactions,” and the compensation paid to directors set forth in this proxy statement, there are no other related party transactions with respect to any Director Nominee that would be disclosable pursuant to Item 404 of Regulation S-K.

We have no formal policy regarding board diversity, but our Corporate Governance Principles provide that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in the selection of board members is: (a) identification of members who will further the interests of our stockholders through their established record of professional accomplishment; (b) ability to contribute positively to the collaborative culture among board members; (c) knowledge of our business; (d) understanding of the competitive landscape; and (e) adherence to high ethical standards. Our Board believes that personal diversity, including gender, ethnic and racial diversity, is an added benefit to the Board and its ability to function effectively. Therefore, the Board has committed to strengthening its consideration of diversity factors when evaluating potential director nominees in both the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Principles to include diversity among the factors it considers when evaluating potential candidates to the extent consistent with applicable legal requirements and the Board’s fiduciary duties. Certain individual qualifications and skills of our directors, including director diversity, that contribute to our Board’s effectiveness as a whole are summarized and described below.

Information Regarding Directors

The information set forth below as to the directors and nominees for directors has been furnished to us by the directors and nominees for directors:

Nominees for Election to the Board

Name	Age	Present Position with Nutex Health Inc.
Thomas T. Vo, M.D., MBA	51	Chief Executive Officer and Chairman of the Board
Warren Hosseinion M.D.	52	President and Director
Cheryl Grenas, R.N., M.S.N	64	Independent Director
Michael L. Reed, MPH	66	Independent Director
Kelvin Spears, M.D.	63	Director
Scott J. Saunders, MPPM	62	Independent Director
Frank E. Jaumot	68	Director Nominee*

*The Board has nominated Frank E. Jaumot for election as an Independent Director at the Annual Meeting to replace Mitch Creem, who currently serves as an Independent Director and whose term is expiring at the Annual Meeting.

Thomas T Vo, M.D., MBA, Chief Executive Officer, Director and Chairman of the Board

Dr. Vo was appointed as the Company’s Chief Executive Officer on April 1, 2022 and elected, effective April 1, 2022, as the Chairman of the Board. Since 2010, Dr. Vo has served as the founder and executive officer of affiliates of the Company. Although no longer practicing, Dr. Vo worked as an emergency medicine physician in Houston, Texas, for over twenty years. Since 2008, Dr. Vo has been involved with the opening of over 40 freestanding emergency departments and micro hospitals. Dr. Vo holds a Bachelor of Science in Life Sciences from Kent State University and received his Doctor of Medicine from North East Ohio Universities College of Medicine. In 2004, Dr. Vo also received his Master of Business Administration from Rice University. The Company believes that Dr. Vo’s unique background in the emergency hospital field and proven management experience make him well qualified to serve as a director.

Warren Hosseinion, M.D., President and Director

Warren Hosseinion, M.D., is the President and a director of the Company, positions he has held since April 2022. From February 26, 2021 to April 1, 2022, Dr. Hosseinion was Chief Executive Officer of Clinigence Holdings, Inc. (n/k/a Nutex Health Inc.). From April 2019 to April 2022, Dr. Hosseinion served as Chief Executive Officer and Chairman of the board of directors of Clinigence Holdings, Inc. In addition, Dr. Hosseinion has served as the Non-Executive Chairman of the board of directors of Cardio Diagnostics Holdings, Inc. (“Cardio”) (NASDAQ: CDIO) since the consummation of its business combination with Mana Capital Acquisition Corp. in October 2022. Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease, stroke, heart failure and diabetes, by leveraging our proprietary Artificial Intelligence-driven Integrated Genetic-Epigenetic Engine™. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) (“ApolloMed”) and served as a member of the board of directors of ApolloMed from July 2008 to March 2019, as the Chief Executive Officer of ApolloMed from July 2008 to December 2017, and as the Co-Chief Executive Officer of ApolloMed from December 2017 to March 2019. ApolloMed is a physician-centric, technology-powered, risk-bearing healthcare company with an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements. Dr. Hosseinion received his Bachelor of Science in Biology from the University of San Francisco, his Master of Science in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Doctor of Medicine from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board include his position as our current President. In addition, Dr. Hosseinion’s experience as a physician, along with his background at ApolloMed and Cardio, brings our Board and our Company a depth of understanding of physician culture and the healthcare market, as well as a strong knowledge of the public markets.

Cheryl Grenas, R.N. M.S.N., Compensation Committee Chairman

Cheryl Grenas, R.N., M.S.N. has been a director of the Company since April 1, 2022. Since March 2018, Ms. Grenas has served as the Chief Nursing Officer at Behavioral Hospital of Bellaire. From July 2017 to March 2018, she was a consultant to start-up and existing freestanding emergency departments in the Houston metropolitan area. From August 2015 to July 2017, she was the Regional Facility Director at Neighbors Emergency Center (Free Standing Emergency Departments). Ms. Grenas served in the United States Navy for 20 years, achieved the rank of Lieutenant Commander, and is a veteran of two deployments in support of Operation Iraqi Freedom (2005) and Operation Enduring Freedom (2011). She was awarded two Navy Commendation Medals and four Navy Achievement Medals during her service. Ms. Grenas, holds a Bachelor of Science in Nursing and a Master of Science in nursing from Prairie View A&M University. The Company believes that Ms. Grenas’ background and experience in healthcare management roles make her well qualified to serve as a director.

Michael L. Reed, MPH. Director, Governance Committee Chairman

Michael L. Reed, MPH has been a director of the Company since April 1, 2022. Mr. Reed has been an independent consultant providing advisory services in the areas of emergency medicine, hospitalist medicine, hospital operations, risk-based payor contracts, value-based care, and physician practice operations and development since January of 2018. From January 2019 to January 2020, Mr. Reed was Senior Vice President of Business Development and Strategic Partnerships of the Oncology Institute, a value-based oncology care company. From April 2018 to December 2018, Mr. Reed served as the Chief Executive Officer of Turtle Peak Customer Service, LLC, a Las Vegas, Nevada-based privately-held customer service company. Since August 2017, Mr. Reed has served as Senior Advisor to NueHealth, LLC, based in Leawood, Kansas, a privately-held developer and investor in lower-cost healthcare centers. From July 2009 to October 2013, Mr. Reed was President and Chief Executive Officer of Team Health Hospital Medicine, a division of TeamHealth, a once publicly-traded company that was acquired by Blackstone in 2017. In addition, from December 2001 to November 2004, he served as the Chief Operating Officer of Pinnacle Health System, a health care solutions company providing outpatient, inpatient, claims, billing, and medical management. Mr. Reed holds a Bachelor of Science in Health Services Management from California State University and received his Master of Public Health from UCLA. The Company believes that Mr. Reed’s long-standing career as a professional healthcare executive within the emergency medicine system and value-based care make him well qualified to serve as a director.

Scott J. Saunders, MPPM, Director

Scott J. Saunders has been an independent director of the Company since April 11, 2024. Mr. Saunders is head of health care advisory services and has been Managing Director of Farlie Turner Gilbert & Co., LLC, a boutique middle market investment bank in Fort Lauderdale, Florida, since 2006. Since 1992, he has served as a financial and strategic advisor to middle market companies across a variety of industries, including companies primarily in the healthcare industry as well as those in financial distress. In addition, he advised companies in the media and communications, business services, industrial, and consumer products industries. The majority of transactions consummated during this period have been corporate divestitures but have also included debt and equity private placements and buy-side advisory work. He has been a guest lecturer at the University of Florida and Florida International University. In addition, he co-taught a class in management consulting to undergraduates and graduate students in the Management Department at the University of Miami. He is a frequent panelist at industry conferences on topics in healthcare M&A and financing. Throughout his career, he has developed relationships with key representatives of leading middle market private equity and private credit firms, as well as mezzanine capital firms, BDCs, and selected hedge funds. Mr. Saunders received his B.A. degree from Wesleyan University and his MPPM (now designated an MBA) degree from the Yale University School of Management. The Company believes that Mr. Saunders’s background and experience in healthcare advisory roles make him well qualified to serve as a director.

Kelvin Spears, M.D., Director

Dr. Kelvin Spears has been a member of the Board since April 1, 2024. Dr. Spears completed his emergency medicine residency followed by a fellowship in Critical Care at Martin Luther King Jr, Charles Richard Drew University Health Sciences, in Los Angeles California. Prior to his residency, he first earned his medical degree from Meharry Medical College. Prior to this, he received a B.S. in Chemistry from Dillard University. Dr. Spears is board certified in Emergency Medicine by the American Board of Emergency Medicine and is a Fellow of the American College of Emergency Physicians. Dr. Spears has been a practicing emergency medicine physician for over 32 years. Since 2017, he has been a Physician Partner, Chief Medical Director and ED Director at Alexandria Emergency Hospital in Alexandria, LA. a hospital affiliate of the Company. Dr. Spears also serves as the EMS Medical Director for Alexandria Fire Department, Pineville Fire Department, Cotile Fire Department, Central Louisiana Bureau EMS, Kisatchie Forest/US Forest Service and Rapides Parish School Additionally, from 2014 to 2017 he served as Emergency Department Director at Christus St. Frances Cabrini Hospital in Alexandria, LA and at Contract Management Group SMD, Envision, Sound, servicing a 45,000 patient per year Emergency Department. Dr. Spears’ dedication to providing quality healthcare in the most efficient and effective methods, along with his extensive EMS background and wealth of experience, make him well- qualified to serve as a director.

Frank E. Jaumot, Director Nominee

Frank E. Jaumot has been nominated by the Board, upon the recommendation of the Nominating and Governance Committee, to stand for election as Director Nominee at the Annual Meeting.

He has been the Director of Accounting and Auditing for the certified public accounting firm of Ahearn, Jasco & Company, P.A. since 1991, and is a shareholder in that firm. From 1979 to 1991, Mr. Jaumot was associated with Deloitte & Touche LLP. Mr. Jaumot is a certified public accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Since 2009, he has been a director of Bimini Capital Management, Inc. (OTC: BMNM), a publicly traded specialty finance company that invests in mortgage-backed securities and serves as the external manager of Orchid Island Capital, Inc. (NYSE: ORC), a REIT which also invests in residential mortgage-backed securities. In addition, Mr. Jaumot served on the Board of Directors of MasTec, Inc. (NYSE: MTZ), a North American infrastructure construction company, from September 2004 to May 2016, including as chairman of the audit committee from 2007 to 2016. From 2014 to 2015, he served on the board of director and as the chairman of the audit committee of publicly-traded Vapor Corp. (OTC: VPCO), and from 2009 to 2010 he served on the board of directors and as audit committee chair of Protective Products of America, Inc., a Canadian publicly-traded company.

As an accountant with approximately 45 years of experience, Mr. Jaumot provides our Board with significant accounting, financial reporting and tax expertise. His experience enhances the Board’s ability to identify and evaluate accounting, external financial reporting, and tax issues. Mr. Jaumot also has corporate governance experience from serving on other boards of publicly held companies, including as Audit Committee Chairman.

Once elected by the Company’s stockholders at the Annual Meeting, the Board, upon the recommendation of the Nominating and Governance Committee, intends to appoint Mr. Jaumot to the Audit Committee as its Chairman and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Jaumot earned his Bachelor of Science (cum laude) in accounting from Marquette University in Milwaukee, Wisconsin. Frank is Certified Public Accountant in Ohio (1981) and in Florida (1985).

WE RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THOMAS T. VO, WARREN HOSSEINION, CHERYL GRENAS, MICHAEL L. REED, SCOTT J. SAUNDERS, KELVIN SPEARS, AND FRANK E. JAUMOT AS A DIRECTOR.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted, including our Code of Business Ethics policy, which applies to all of our officers, directors and employees, Corporate Governance Principles, and charters for our Board of Directors’ Audit Committee, Compensation Committee, and Nominating and Governance Committee. We have posted copies of our Code of Business Ethics policy as well as each of our committee charters, under the heading “Corporate Governance” in the “Investors” section of our website, www.nutexhealth.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Ethics policy that are required to be disclosed by law or the Listing Rules of the Nasdaq Stock Market (“Nasdaq”). We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081, Attention: Investor Relations.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A3, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Ms. Cheryl Grenas, R.N., M.S.N. and Messrs. Mitchell Creem, MHA, Michael Reed MPH, Scott J. Saunders, MPPM and Frank E. Jaumot each qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.

In addition, as required by Nasdaq Listing Rules, our Board has made an affirmative determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director.

Messrs. Thomas T. Vo, M.D., MBA and Warren Hosseinion, M.D. are not considered independent because they are officers of the Company. Mr. Kevin Spears, M.D. is not considered independent because since 2017, he has been a Physician Partner, Chief Medical Director and ED Director at Alexandria Emergency Hospital in Alexandria, LA., a hospital affiliate of the Company. Our Board also determined that each non-employee director who serves as a member of the Audit, Compensation, and Nominating Committees satisfies the independence standards for such committee established by the SEC and NASDAQ, as applicable. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Second Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, Dr. Vo serves as the Company’s Chairman and Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

In addition, the Board may appoint a lead independent director. The lead independent director, if appointed, will preside over periodic meetings of independent directors, serve as a liaison between the Chairman and the independent directors and perform such additional duties as the Board may otherwise determine and delegate.

Our Board has concluded that the current leadership structure described above is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.

Board of Directors Meetings

Our Board met 24 times during the year ended December 31, 2024, including telephonic meetings. During 2024, each of our incumbent directors attended or participated telephonically in 95% or more of the aggregate of (a) the total number of meetings of the Board held during the period for which he or she served as a director and (b) the total number of meetings of all committees on which the director served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found under the heading “Governance” in the “Investors” section of our website at www.nutexhealth.com. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas T. Vo, M.D., MBA
Warren Hosseinion, M.D.
Mitchell Creem, MHA	X*	X	X
Cheryl Grenas, RN., M.S.N		X*	X
Michael L. Reed, MPH	X	X	X*
Scott J. Saunders, MPPM	X	X	X
Kelvin Spears, M.D.

*Committee Chair

Audit Committee

The Audit Committee is responsible for monitoring and reviewing our financial statements and internal controls over financial reporting. In addition, they recommend the selection of the independent auditors and consult with both management and the independent auditors prior to the presentation of financial statements to stockholders and the filing of our forms 10-Q and 10-K. The Audit Committee has adopted a charter and it is posted on our web site at https://www.nutexhealth.com/govemance-documents/.

The Audit Committee consists of Messrs. Mitchell Creem, Michael Reed, and Scott J. Saunders, with Mitchell Creem serving as Chairman. The Board has determined that Mitchell Creem is an “audit committee financial expert” (as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act) and each of the three audit committee members are “independent” directors that satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act. The Audit Committee met 12 times during the year ended December 31, 2024, including telephonic meetings.

Compensation Committee

The Compensation Committee consists of Ms. Cheryl Grenas, Mitchell Creem, and Michael Reed, with Cheryl Grenas serving as Chairman and is responsible for reviewing and recommending to the Board the compensation and over-all benefits of our executive officers. The Compensation Committee may, but is not required to, consult with outside compensation consultants. The Compensation Committee has adopted a charter and the charter is posted on our web site https://www.nutexhealth.com/governance-documents/. Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our Chief Executive Officer when discussing and approving his compensation and when discussing certain other matters, as well.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2024, the Board and the Compensation Committee retained Mercer, a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the Compensation Committee engaged Mercer to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by Mercer creates any conflict of interest. The Compensation Committee met six times during the year ended December 31, 2024, including telephonic meetings.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of corporate governance matters.

Additionally, the Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Nominating and Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in a charter adopted by us, generally provide that persons to be nominated:

(1)	should have demonstrated notable or significant achievements in business, education or public service;

(2)	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
(3)	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating and Governance Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating and Governance Committee does not distinguish among nominees recommended by shareholders and other persons. The Nominating and Governance Committee consists of Messrs. Michael Reed, MPH, Mitchell Creem, Scott J. Saunders and Ms. Cheryl Grenas, R.N., M.S.N., with Michael Reed, MPH serving as chairman. The Nominating and Governance Committee has adopted a charter and the charter is posted on our web site https://www.nutexhealth.com/governance-documents/.

The Nominating and Governance Committee met three times during the year ended December 31, 2024, including telephonic meetings.

The Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including the Company’s corporate strategy, business objectives, compliance, financial condition, legal, regulatory, commercial and reputational risk. The committees of the Board execute their risk oversight responsibility for risk management as follows:

(1)	The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks as well as risks associated with cybersecurity. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and financial-related regulatory compliance. Oversight by the Audit Committee includes direct communication with our internal and external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures.
(2)	The Compensation Committee is responsible for the design and oversight of our executive compensation philosophy, policies, plans and practices, including ensuring that our overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders and that the elements of our compensation programs mitigate excessive risk-taking.
(3)	The Nominating and Governance Committee manages risks associated with the independence of members of our Board, corporate disclosure practices, potential conflicts of interest, and corporate responsibility and sustainability efforts, including the impact of ESG issues. The Nominating and Governance Committee also provides oversight of our non-financial compliance program by monitoring our compliance policies, standards, procedures, systems and initiatives as well as oversight of our quality, regulatory and commercial compliance programs.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant risk are considered by our Board as a whole.

Code of Business Ethics Policy

Our Board has adopted a Code of Business Ethics Policy to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Code of Business Ethics Policy in the “Governance” section of the “Investors” page of our web site located at https://www.nutexhealth.com/governance-documents/.

Insider Trading and Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our policy against insider trading prohibits directors, officers, employees, the Company and other covered persons from engaging in transactions while aware of material nonpublic information about the Company. Directors, officers and certain other employees are subject to pre-clearance requirements for all transactions in the Company’s securities and are generally prohibited from transacting in the Company’s securities during designated blackout periods. Our policy against insider trading prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities. We prohibit transactions such as puts, calls, swaps, forward sale contracts, and other derivatives or similar arrangements or instruments designed to hedge or offset decreases in the market value of our securities. No employee, officer or director may engage in short sales of our securities, hold our securities in a margin account, purchase shares of our stock on margin or pledge our securities as collateral for a loan.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Nominating and Governance Committee considers, among other things, the following factors:

(1)	reputation for personal and professional integrity, honesty and adherence to high ethical standards;
(2)	demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;
(3)	commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
(4)	interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;
(5)	diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;
(6)	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and
(7)	practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating and Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Nominating and Governance Committee believes that the background and qualifications of the members of our Board, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

The Nominating and Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee considers such factors, including those set forth above, as it may deem are in the best interests of the Company and its stockholders. The committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq qualification standards. The Nominating and Governance Committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the Nominating and Governance Committee.

Identification and Evaluation of Nominees for Directors

The Nominating and Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Governance Committee’s criteria for service on the Board and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise. The Nominating and Governance Committee reviews the overall service provided by these directors to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the Board’s self-evaluation, which is generally conducted annually, to determine whether to recommend them to the Board for nomination for a new term.

If any member of our Board does not wish to continue to serve on the Board or if our Board decides not to re-nominate a member for re-election, and our Board seeks to fill such vacancy, the Nominating and Governance Committee identifies a new nominee that meets the criteria above. The Nominating and Governance Committee generally inquires of our Board and members of management for their recommendations and may also review the composition and qualification of the boards of directors of our competitors or seek input from industry experts or analysts. The Nominating and Governance Committee then reviews the qualifications, experience, and background of suggested candidates. Final candidates, if other than our current directors, are interviewed by the members of the Nominating and Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Governance Committee makes its recommendation to our Board. The Nominating and Governance Committee has previously engaged a search firm to conduct a search for additional directors with extensive development, regulatory or commercialization expertise to join our Board. The Nominating and Governance Committee may in the future engage third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management, or other parties are evaluated. Stockholders wishing to recommend a director candidate for consideration by our Nominating and Governance Committee must submit such recommendation in writing to our principal executive offices at Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081, Attention: Corporate Secretary. Such recommendation must be received by us no later than April 1, 2026. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Stockholders also have the right under our Second Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Governance Committee or the Board, by following the procedures set forth below under “Stockholder Proposals” below. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in our Second Amended and Restated Bylaws will not be included in our proxy statement for the next annual meeting.

Limits on Director Service on Other Company Boards

We have a highly effective and engaged Board, and we believe that our directors’ service on other companies’ boards enable them to contribute valuable knowledge and perspective to our Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for over boarding to compromise their ability to effectively serve the Company and works to evaluate and ensure that the external obligations of members of the Board do not negatively impact current Board obligations.

Communication with the Board

Stockholders seeking to communicate with our Board must submit their written comments to Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, Texas 77081, Attention: Corporate Secretary. The Corporate Secretary will forward such communications to each member of our Board; provided that, if in the opinion of our Corporate Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation

The non-executive members of the Board are eligible to receive both cash and equity compensation for their service as board members. Members of management who are on the Board are not eligible for additional compensation for service as board members.

The Compensation Committee periodically reviews the Nutex compensation program and may, from time-to-time, recommend to the Board changes to the program. The Compensation Committee may seek the advice of an independent compensation consultant to the extent it deems necessary or appropriate in the discharge of its duties.

Equity Awards.

We may grant an annual equity award to each non-executive director as determined in the judgment of the Compensation Committee, and are paid in RSUs or common stock that fully vest one year following the grant date, subject to continued service through the applicable vesting date.

Cash Retainers.

We provide our non-executive directors with cash retainers, paid monthly. The annual cash retainer for each non-executive director is $150,000. Additionally, we provided the following annual cash retainers in fiscal year 2024, which are prorated for partial years of service:

Additional Annual Retainer for Committee Membership:
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$15,000
Nominating and Governance Committee Chairman	$15,000

In 2024, we provided the following cash retainers to our non-executive directors:

Mitchell Creem, Audit Committee Chair	$169,160
Cheryl Grenas, Compensation Committee Chair	$162,500
Michael Reed, Nominating and Governance Audit Committee Chair	$165,000
Scott J. Saunders, Director	$107,955

The following table presents compensation received by our non-executive directors during fiscal year 2024. Messrs. Vo and Hosseinion did not receive compensation for their service on the Board and the compensation paid to Messrs. Vo and Hosseinion as employees of Nutex is set forth under the 2024 Summary Compensation Table:

	Fees Earned or
	Paid	Stock
Name	in Cash ($)	Awards ($)	Total ($)
Mitchell Creem	169,160	—	169,160
Cheryl Grenas	162,500	—	162,500
Michael Reed	165,000	—	165,000
Scott J. Saunders	107,955	—	107,955

Limitation of Liability and Indemnification

Our Amended and Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”) and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

(1)	for any breach of the director’s duty of loyalty to us or our stockholders;
(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3)	for voting or assenting to unlawful payments of dividends, stock repurchases, or other distributions; or
(4)	for any transaction from which the director derived an improper personal benefit. Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2024 and discussed them with Company management and CBIZ CPAs P.C. (formerly Marcum LLP), the Company’s independent registered public accounting firm for the year ended December 31, 2024.

We have received from, and discussed with, CBIZ CPAs P.C., who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we have discussed with CBIZ CPAs P.C. its independence from management and the Company, have received from CBIZ CPAs P.C. the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, and have considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Michell Creem, Chair
Michael Reed
Scott J. Saunders

Required Vote

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

PROPOSAL 3:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

We encourage our stockholders to closely read the “Executive Compensation” section of this proxy statement, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2024.

We maintain straightforward executive compensation programs that consist almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. One of the goals of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that consistent with these goals, the total compensation paid to each of our NEOs is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management.

Our Board is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to Nutex Health Inc.’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

Required Vote

This vote is required by law but is advisory and is not binding upon the Company with regard to the compensation of our NEOs. This vote is intended to serve as an indication of support of the proposed compensation package of our Company’s NEOs. The results of the vote on this matter shall be disclosed in a filing made with the SEC that will be available for review through the Company’s website at www.nutexhealth.com. Any change resulting from this vote shall be disclosed after the Board has had an opportunity to review and evaluate the vote. Such action shall be announced in a filing made with the SEC that will be available for review through the Company’s website. This filing will be made at least 60 days prior to the deadline for the submission of shareholder proposals for next year’s meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN

Overview

On May 16, 2025, the Board adopted an amendment (the “Amendment”) to our 2023 Equity Incentive Plan (the “2023 Plan”), subject to the approval of our stockholders at the Annual Meeting. The Amendment adopted by the Board would increase the number of shares of our Common Stock (the “Shares”) reserved for issuance under the 2023 Plan by 1,100,000 (to 1,106,620 shares of Common Stock from 6,620 shares of Common Stock) and to allow the number of shares of Common Stock available for issuance under the 2023 Plan to automatically increase on January 1 of each year, in an amount equal to 5% of the number of shares outstanding at December 31 of the previous fiscal year, provided that the Board may decide that there shall be no increase or a lesser increase. Currently, the 2023 Plan is subject to annual increases on January 1st of each calendar year through January 1, 2033 of up to 1% of the issued and outstanding shares of the Company’s Common Stock on the final day of the preceding calendar year, at the discretion of the Compensation Committee of our Board of Directors.

We are not seeking stockholder approval of any other changes to the 2023 Plan. The full text of the proposed Amendment is attached hereto as Annex A. Our common stock is listed on Nasdaq and we are subject to Nasdaq rules and regulations. Nasdaq rules require stockholder approval for any material revision to an equity compensation plan. We are seeking stockholder approval of the Amendment because it is deemed a material revision to the 2023 Plan. The Board has approved the increase of the available Shares under the 2023 Plan, subject to stockholder approval. The Board has also determined that it is in the best interests of the Company and its stockholders to approve this proposal, and recommends that stockholders vote in favor of this proposal at the Annual Meeting.

If stockholders approve this proposal, the proposed Amendment will become effective as of the date of stockholder approval. If this proposal is approved by our stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the additional 1,100,000 shares of our Common Stock issuable under the 2023 Plan. If stockholders do not approve this proposal, the proposed Amendment to the 2023 Plan described in this proposal will not take effect and our current 2023 Plan will continue to be administered in its current form, subject to any amendment for which stockholder approval is not required to the extent permitted by the 2023 Plan. However, as a result of the limited number of Shares remaining available for issuance under the 2023 Plan, our projections show that the current share reserve will not likely be sufficient to cover anticipated new equity grants needed beyond the Annual Meeting.

Our executive officers and directors have an interest in this proposal because they are eligible to receive equity awards under the 2023 Plan.

Shares Available for Future Awards

As of May 16, 2025, approximately 6,620 Shares remained available for grant under the 2023 Plan. The Board believes that the Shares reserved for issuance under the 2023 Plan following stockholder approval of the proposed Amendment (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2023 Plan for approximately three years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates, as well as the number of Shares we have available for grant under the 2023 Plan. However, future circumstances may require a change to expected equity grant practices. Awards granted and the shares issuable pursuant to such awards may vary from our historical practice depending on a number of factors, including the number of our employees, which may continue to grow due to the development of additional hospital locations, our hiring needs, our incentive and retention objectives, award levels and amounts provided by the Company’s competitors and our stock price.

Reasons for Voting for the Proposal

Equity Awards Are an Important Part of Our Compensation Philosophy

Attracting, developing, and retaining talented people who embrace our culture, execute our strategy, and enable us to compete effectively in our industry is critical to our success. Our mission is to make concierge-level health care more accessible to all communities, with a practice centered on patients’ experience and satisfaction. Our vision is to be leaders in individualized patient care and innovators in the future of health care. Patient care is our number one priority and every single decision that we make as a company revolves around creating the best possible patient care. We understand that our success is directly correlated to ensuring that we have the right team members and that each of our team members is passionate about the important role that they play in executing our mission and improving the health outcomes for all of our patients. As such, we aim to attract and retain qualified and passionate partner doctors, hospitalists and support staff who represent a diverse array of perspectives and skills who work together as a cohesive team that embodies our values and support our mission.

Our ability to recruit and retain partner doctors, hospitalists and support staff depends on a number of factors, including providing ownership opportunities, competitive compensation and benefits, development and career advancement opportunities, and a collegial work environment. We invest in those areas in an effort to ensure that we continue to be the employer of choice for our team members.

Our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. Our Board believes that our broad-based equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve our short- and long-term business objectives, and ultimately increase stockholder value.

We currently employ approximately 800 full time employees. As of May 16, 2025, approximately 110 of our current and former employees held outstanding equity awards.

Our board of directors believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

The 2023 Plan Requires Additional Shares to Meet Our Forecasted Needs

We currently forecast granting equity awards representing approximately 30,000 Shares (over a three-year period), or approximately 0.54% of our Shares outstanding as of May 16, 2025. We also anticipate Share forfeitures and cancellations of approximately 6,000 Shares over this period, based on our historic rates.

If our expectation for grants and forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next year would be approximately 24,000 Shares, or approximately 0.43% of our Shares outstanding as of May 16, 2025.

As described above, the 2023 Plan had 6,620 Shares available for grant as of May 16, 2025. We believe additional Shares should be reserved for issuance under our 2023 Plan to meet our estimated near-term equity compensation needs. The proposed Amendment will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees and directors as well as certain consultants, consistent with our compensation philosophy and common compensation practices for our industry.

One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining, and motivating employees, consultants and directors, particularly in light of the highly innovative and competitive industry in which we operate. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’, consultants’ and directors’ interests to those of our stockholders as effectively as a program that includes equity.

The Size of Our Share Reserve Request is Reasonable and We Manage Our Equity Use Responsibly

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including the amount of expected future award issuances, to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

Therefore, our Board believes that the Amendment is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal 3.

Number of Awards Granted to Employees, Directors and Consultants in 2024

On April 9, 2024, the Company effected a 1-15 reverse stock split and on July 2, 2024, the Company effected an additional 1-10 reverse stock split (referred to in the aggregate as the “2024 Reverse Stock Splits”). Unless otherwise indicated, all authorized, issued, and outstanding stock and per share amounts referred to herein have been adjusted to reflect the 2024 Reverse Stock Splits.

During the fiscal year ended December 31, 2024 119,039 RSUs (1,189,960 RSUs before the June 2024 Reverse Stock Split) equity awards were made pursuant to the 2023 Plan. The Board increased the aggregate number of shares available under the 2023 Plan in accordance with the 2023 Plan’s “evergreen” provision in 2024 by 4,513. A total of 6,235 shares were available for issuance under the 2023 Plan at December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Notes
	(a)	(b)	(c)
				Original reserve when plan approved by security holders prior to forfeiture in 2023 and 2024
Equity compensation plans approved by security holders	138,933	$83.73	6,235	43,333

Equity compensation plans not approved by security holders
Total	138,964	$83.73	6,235

Our Board believes approval of the proposed Amendment to the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Amendment.

The 2023 Plan is described in more detail below. A copy of the Amendment is attached to this proxy statement as Annex A.

The 2023 Plan

The purpose of the 2023 Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and equity-linked compensatory opportunities. The Company’s board of directors believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Description of the Material Features of the 2023 Plan

This section summarizes certain principal features of the 2023 Plan. The summary is qualified in its entirety by reference to the complete text of the 2023 Plan which is incorporated by reference from Annex A to the Company’s definitive proxy statement on Schedule 14A filed on May 19, 2023.

Eligibility and Administration

Employees, consultants and directors of the combined company and its affiliates, are eligible to receive awards under the 2023 Plan.

The 2023 Plan is administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the 2023 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2023 Plan, to interpret the 2023 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2023 Plan as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2023 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 Plan.

Shares Available for Awards

The 2023 Plan provides for equity incentive compensation awards in respect of our Common Stock.

Under the Amendment, once approved, the number of shares of our Common Stock available for issuance under the 2023 Plan will increase by 1,100,000 or approximately 20% of the outstanding shares of Common Stock as of May 16, 2025, to 1,106,620 shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the 2023 Plan, once the Amendment has been approved, will be annually increased on January 1 of each calendar year beginning in 2026 and ending in 2033 by an amount equal to the lesser of (i) 5% of the outstanding shares of Common Stock on December 31 of the immediately preceding calendar year or (ii) such smaller number of shares as is determined by our Board.

Shares issued under the 2023 Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased in the open market. Once the Amendment is approved, the maximum potential initial share limit for the 2023 Plan as of the effective date will be 1,113,472. No shares may be issued pursuant to the exercise of incentive stock options.

If an award under the 2023 Plan expires, lapses or is terminated, exchanged for or settled in cash, any shares subject to such award (or portion thereof) may, to the extent of such expiration, lapse, termination or cash settlement, be used again for new grants under the 2023 Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award will not reduce the shares available for grant under the 2023 Plan. Further, the payment of dividend equivalents in cash in conjunction with any awards under the 2023 Plan will not reduce the shares available for grant under the 2023 Plan. However, the following shares may not be used again for grant under the 2023 Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the 2023 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2023 Plan but, to the extent granted in respect of an ISO, will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2023 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $750,000.

Awards

The 2023 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Certain awards under the 2023 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2023 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our Common Stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

●	Stock Options and SARs. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by our board of directors, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

●	Restricted Stock. Restricted stock is an award of nontransferable shares of our Common Stock that are subject to certain vesting conditions and other restrictions.

●	RSUs. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2023 Plan.

●	Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

●	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.

Certain Transactions

The plan administrator has broad discretion to take action under the 2023 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2023 Plan and outstanding awards. In the event of a change in control (as defined in the 2023 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

Prohibition on Repricing

Our Board may not reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs without the approval of the stockholders of the Company, except in connection with a corporate transaction involving the Company.

2023 Plan Amendment and Termination

Our Board may amend or terminate the 2023 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2023 Plan, may materially and adversely affect an award outstanding under the 2023 Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2023 Plan will remain in effect until the tenth anniversary of the date our board of directors approve the 2023 Plan, unless earlier terminated. No awards may be granted under the 2023 Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2023 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

●	Non-Qualified Stock Options. If an optionee is granted an NSO under the 2023 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

●	Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

●	Other Awards. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2023 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Section 83(b) of the Code

No participant may make an election under Section 83(b) of the Code with respect to any award of restricted stock under the 2023 Plan without the consent of the administrator, which the administrator may grant (prospectively or retroactively) or withhold in its sole discretion. If, with the consent of the administrator, a participant makes an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than as of the date or dates upon which the participant would otherwise be taxable under Section 83(a) of the Code, the participant is required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

New Plan Benefits under 2023 Plan

Awards granted under the 2023 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2023 Plan. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2023 Plan are not determinable, and the New Plan Benefits Table is not provided.

Awards granted under the 2023 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2023 Plan. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” below.

Vote Required for Approval

The approval of the Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock entitled to vote and actually cast thereon at the Annual Meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Amendment Proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN.

PROPOSAL 5:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, effective as of May 15, 2025, approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The appointment of Grant Thornton LLP was disclosed on the Company’s current report on Form 8-K filed on May 21, 2025. The Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by Delaware law or the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider whether to continue to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table summarizes the fees billed for professional services by CBIZ CPAs P.C. (formerly Marcum LLP), the Company’s independent registered public accounting firm for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit Fees	$1,507,567	$1,601,868
Audit Related Fees	40,000	105,060
Tax Fees	—	—
Other Fees	—	—
Total	$1,547,567	$1,706,928

Audit Fees — This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those years.

Audit-Related Fees — This category includes assurance and related services by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported under the caption “Audit Fees.”

Tax Fees — This category includes services rendered by the independent auditor for tax compliance, tax advice, and tax planning.

All Other Fees — This category includes products and services provided by the independent auditor other than the services reported under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Overview — The Company’s Audit Committee, reviews, and in its sole discretion pre-approves, our independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by our Company’s Audit Committee. The Audit

Committee may not engage the independent auditors to perform the non-audit services proscribed by law or regulation. The Company’s Audit Committee may delegate pre-approval authority to a member of the Board.

Auditor Independence

In 2024, there were no other professional services provided by CBIZ CPAs P.C., other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of CBIZ CPAs P.C.

Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by our Audit Committee.

Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm. The term of the general pre-approval is 12 months from the date of approval, unless our Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee.

All services performed and related fees billed by CBIZ CPAs P.C. during fiscal years 2024 and 2023 were pre-approved by our Audit Committee pursuant to regulations of the SEC.

Required Vote

To be approved and adopted, this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

EXECUTIVE COMPENSATION

The following is a discussion of the compensation arrangements of our named executive officers. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”

Overview
This section discusses the material components of the executive compensation for Nutex executive officers who are named in the “Summary Compensation Table.” As of December 31, 2024, the “named executive officers” which consist of any person who served, during the year ended December 31, 2024, as our principal executive officer and three of our other most highly compensated officers:
●	Thomas T. Vo, M.D. MBA, Chief Executive Officer;
●	Warren Hosseinion, M.D., President;
●	Jon C. Bates, MBA, CPA, Chief Financial Officer; and
●	Joshua DeTillio, Chief Operating Officer
Executive Officers

The following table sets forth certain information with respect to our executive officers as of April 25, 2025. Biographical information with regard to Drs. Vo and Hosseinion, who also serve as directors, is presented under “Proposal 1” in this Proxy Statement.

Name	Age	Position(s)
Tomas T. Vo, MD, MBA	52	Chief Executive Officer and Chairman of the Board
Warren Hosseinion, MD	53	President and Director
Joshua DeTillio	49	Chief Operating Officers
Jon Bates, MBA, CPA	55	Chief Financial Officer
Pamela Montgomery, ESQ., LLM, MSN, BSN, RN	68	Chief Legal Officer — Healthcare
Elisa Luqman, ESQ., MBA	60	Chief Legal Officer — SEC
Michael Chang, MD	54	Chief Medical Officer

Joshua DeTillio

Prior to joining Nutex Health on October 2, 2023 as Chief Operating Officer, Mr. DeTillio served as CEO of Bravera Health with Community Health Systems, one of the nation’s largest healthcare companies. Prior to that he served three years as the CEO of Palms West Hospital, a full-service hospital owned by HCA Florida Healthcare. Beginning in 2011 he was the Chief Administrative Officer (Hospital CEO) for Gulf Coast Medical Center with Lee Health in Ft Myers, FL. Prior to Lee Health, Mr. DeTillio worked for five years for Tenet Healthcare (THC), starting in 2006 as the Chief Operating Officer for North Shore Medical Center, in Miami, FL, and as the COO for St Mary’s Medical Center in West Palm Beach, FL. Mr. DeTillio began his healthcare career in 2003 with HCA at two hospitals in Miami, FL. Prior to his work in Healthcare, Mr. DeTillio served for five years in the US Army. As an Artillery officer, he led various units and teams as a Platoon leader, Fire Support officer, Fire Direction officer, and Company Executive officer. Mr. DeTillio received his Bachelor of Science degree from the United States Military Academy at West Point. He earned a Master of Business Administration from Vanderbilt University, as well as a Master of Public Health from Harvard University. He also is a Fellow (FACHE) with the American College of Healthcare Executives.

Jon C. Bates MBA, CPA

Jon C. Bates was appointed as the Company’s Chief Financial Officer effective June 30, 2022. From 2006 until June 2022, Mr. Bates served as Vice President of Accounting/Corporate Controller at U.S. Physical Therapy, Inc (NYSE: USPH), one of the largest publicly traded national operators of outpatient physical therapy clinics and provider of industrial injury prevention services. Before joining USPH, Mr. Bates served as Chief Financial Officer and Chief Accounting Officer at Commerciant, L.P., Chief Accounting Officer/Corporate Controller at National Alarm Technologies LLC, Assistant Corporate Controller at American Residential Services, Inc., and a Senior Auditor at Arthur Andersen LLP. His areas of expertise include strategic financial planning, risk assessment & evaluation, Internal Audit/SOX reporting, valuation and deal acquisition, and many more. Mr. Bates is a Certified Public Accountant, holds a Bachelor of Business Administration from University of Texas at Austin and also received his Master of Business Administration from University of Houston. The Company believes that Mr. Bates extensive knowledge of Finance and Accounting, in combination with his experience with public financial reporting with the SEC, makes him a valuable Chief Financial Officer.

Pamela W. Montgomery ESQ., LLM., MSN, BSN, RN

Pamela Montgomery was appointed Chief Legal Officer (Healthcare) and Corporate Secretary of Nutex Health Inc. effective upon completion of the Merger on April 1, 2022. Since November 2017, Ms. Montgomery served as General Counsel for Nutex Heath, LLC and its affiliated entities. From November 2011, upon obtaining her LLM (Masters in Health Law), until November 2017, Ms. Montgomery was in private practice representing physicians and hospitals in litigation and mergers and before state boards of licensure, as well as general practice matters.

Elisa Luqman, ESQ., MBA

Ms. Luqman has served as the Chief Legal Officer (SEC) of our Company since April 1, 2022. She served as the Chief Financial Officer, Executive Vice President Finance and General Counsel of Clinigence Holdings, Inc. from October 2019 until the Merger. She also served as a director of Clinigence Holdings, Inc. from October 2019 to February 2021. At Clinigence Holdings, Inc., Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements, preparing its SEC filings and overseeing compliance requirements. She was an integral member of the Clinigence Holdings, Inc. team responsible for obtaining its NASDAQ Stock Market LLC (“NASDAQ”) listing and completing the reverse merger with the Company. At the Company, Ms. Luqman continues to be responsible for preparing its SEC filings and overseeing compliance requirements. Ms. Luqman has served as part time Chief Financial Officer of Cardio since March 2021. In addition, Ms. Luqman co-founded bigVault Storage Technologies, a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 2006 through February 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi- Data’s outside counsel firms. In March 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its reverse merger with Clinigence Holdings, Inc. in October 2019. Ms. Luqman received a Bachelor of Arts, a Juris Doctor, and a Master of Business Administration with a specialization in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Michael Chang, MD, Chief Medical Officer

Dr. Chang was appointed Chief Medical Officer of the Company effective April 1, 2022. Since founding Tyvan LLC, a medical billing company in 2012, he served as principal of Tyvan, which became a wholly owned subsidiary of the Company in connection with the Merger. Jointly with Dr. Vo, in 2008, he also founded Neighbors Emergency Center, a licensed and accredited full-service emergency room with several location in the greater

Houston area, and served as Executive Director of practice management as well as Chairman of the Board. Further, Dr. Chang is founder and medical director for Hope Restored, a medical detox and rehab program as part of Nutex and SE Texas Hospital, a subsidiary of Nutex. In addition, in 2018, he founded Synergy Wellness as a separate business focusing on wellness practices and mental health.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 23, 2025, with respect to holdings of our common stock:

(1)	stockholders who beneficially owned more than 5% of the outstanding shares of our common stock;
(2)	each of our named executive officers and directors; and
(3)	all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081.

All information set forth in the table below is adjusted for the Company’s 2024 Reverse Stock Splits and is based on 5,565,679 shares of common stock outstanding as of April 23, 2025.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percent of Class
Tom Vo, Chairman and CEO(1)	1,857,879	32.88%
Warren Hosseinion, President and Director(2)	30,329	*
Mitchell Creem, Director(3)	2,627	*
Cheryl Y. Grenas, Director	67	*
Michael L. Reed, Director(4)	67	*
Scott J. Saunders, Director	—	*
Kelvin Spears, Director(5)	32,432	*
Joshua DeTillio, Chief Operating Officer(6)	17,133	*
Jon C. Bates, Chief Financial Officer(7)	11,388	*
Michael Chang, Chief Medical Officer(8)	86,041	1.55%
Pamela Montgomery, Chief Legal Officer - Healthcare(9)	6,371	*
Elisa Luqman. Chief Legal Officer - SEC(10)	10,519	*
Executive Officers and Directors as a Group	2,054,853	36.92%

Less than 1%.

(1)	Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 1,813,965 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is the indirect beneficial owner of such shares. Vo Family Limited Partnership ("VFLP") is the direct beneficial owner of 23,914 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% sole trustee of VFLP, is the indirect beneficial owner of such shares. Includes 10,000 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 10,000 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.

(2)	Includes options to purchase 1,000 shares of the common stock at $225.00 per share, options to purchase 4,000 shares of the common stock at $241.50 per share, options to purchase 5,732 shares of the common stock at $412.50 per share, 7,551 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 7,551 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(3)	The Creem Family Trust ("CREEM") is the direct beneficial owner of 545 shares of Common Stock. Mitchell Creem, the co-trustee of CREEM, is the indirect beneficial owner of such shares. Includes options to purchase 68 shares of the common stock at $834.00 per share, options to purchase 500 shares of common stock at $225.00 per share, options to purchase 300 shares of common stock at $241.50 per share, and options to purchase 1,214 shares of common stock at $412.50 per share.
(4)	Michael L Reed Trust IRA ("MLRTIRA"), the direct beneficial owner of 67 shares of Common Stock. Micheal L Reed, the sole trustee of MLRTIRA, is the indirect beneficial owner of such shares.
(5)	Includes 286 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027, and 120 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(6)	Includes 4,250 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 5,950 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(7)	Includes 3,000 RSUs which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 3,500 RSUs which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028
(8)	Michael Chang PLLC (“CHANG”) is the direct beneficial owner of 80,057 shares of Common Stock. Dr. Chang as the 100% owner and sole manager of CHANG, is an indirect beneficial owner of such shares. Includes 2,500 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027 and 2,500 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(9)	Includes 2,500 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027, and 2,500 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.
(10)	Includes 10 shares of common stock held by Muhammad Luqman, Ms. Luqman’s husband, options to purchase 782 shares of the commons stock at $225.00 per share, options to purchase 2,667 shares of the common stock at $241.50 per share, options to purchase 1,000 shares of common stock at $412.50 per share and 2,500 Restricted Stock Unit (RSUs) which vest in two equal installments vesting 1/2 each on March 1, 2026 and March 1, 2027, and 2,500 Restricted Stock Unit (RSUs) which vest in three equal installments vesting 1/3 each on March 1, 2026, March 1, 2027 and March 1, 2028.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the years ended December 31, 2024 and 2023.

						Option	All Other
		Salary	Stock	Bonus(8)		Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	($)		($)	($)		($)
Thomas T. Vo	2024	557,692	81,000	500,000		—	23,522	(5)	1,162,214
Chief Executive Officer(1)	2023	1,000,000	—	—		—	20,395	(5)	1,020,395
Warren Hosseinion	2024	755,100	61,163	377,500		—	49,669	(5)	1,243,432
President(2)	2023	711,537	—	—		—	24,489	(5)	736,026
Jon Bates	2024	324,677	29,746	275,000	(6)	—	53,155	(5)	682,578
Chief Financial Officer(3)	2023	300,000	69,505	—	(7)	—	49,241	(5)	418,746
Joshua DeTillio	2024	434,808	34,425	297,500		—	43,931	(5)	810,664
Chief Operating Officer(4)	2023	98,077	—	—		—	9,183		107,260

(1)	Dr. Vo was appointed Chief Executive Officer of Nutex Health Inc. on April 1, 2022 with an annual base salary of $1,000,000. On February 8, 2024, Dr. Vo voluntarily agreed to a temporary 50% reduction in annual base salary to $500,000 per year. Effective January 1, 2025, the Board restored Dr. Vo’s annual base salary to 100%.
(2)	Dr. Hosseinion was appointed President of the Company on April 1, 2022 with an annual base salary of $750,000.
(3)	Jon Bates, MBA, CPA was appointed Chief Financial Officer of the Company effective June 30, 2022, with an annual base salary of $300,000. In August 2024, the Board increased Mr. Bates annual base salary to $350,000.
(4)	Joshua DeTillio, MBA, CPA was appointed Chief Operating Officer of the Company effective September 5, 2023, with an annual base salary of $425,000.
(5)	Reflects health, dental and life insurance premiums, and 401(k) employer match paid for the applicable year.
(6)	Restricted stock award of 331 and 464 shares (49,505 and 69,505 shares before the 2024 Reverse Stock Splits) which vested on March 31, 2024 and April 1, 2023, respectively and Restricted Stock Units granted in 2024. The amount reflects the vesting date and grant date fair market value, respectively. The amount reported does not reflect the compensation actually received.
(7)	The amount reflects the grant date fair value of long-term incentive awards. The amount reported does not reflect compensation actually received.
(8)	The amount reflects bonuses earned for 2024 performance awards. The amount reported does not reflect compensation actually received in 2024.

Narrative to Summary Compensation Table

2024 Salaries

Nutex provides base salary to the NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.

The compensation committee reviews executive base salaries in conjunction with Nutex’s annual performance review process. During this process, Nutex’s Chief Executive Officer will review the performance of the NEOs (other than himself) and will report those findings to the Compensation Committee. A NEO’s personal performance will be judged in part on whether Nutex’s business objectives are being met. In setting base salary, management and the Compensation Committee considers each NEO’s experience, skills, knowledge, responsibilities, and performance, Nutex’s performance as a whole, and the report and recommendations of Nutex’s Chief Executive Officer (other than for himself). An assessment of a NEO’s personal performance is qualitative, with much reliance on our Chief Executive Officer’s subjective evaluation of a NEO’s personal performance (other than his own personal performance) and the Compensation Committee’s experience and knowledge regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes. For newly hired NEOs, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Nutex. The compensation committee aims to keep salaries in line with the external job market. Increases over the prior year’s base salary will be considered within the context of Nutex’s overall annual compensation adjustment budget to ensure that any increases are fiscally prudent and feasible for Nutex. The compensation committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process.

In 2024, the NEOs received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2024 annual base salaries for our NEOs were $1,000,000 for Thomas T. Vo, $750,000 for Warren Hosseinion, $300,000, increased to $350,000 for Jon C. Bates and $425,000 for Joshua DeTillio.

2024 Bonuses

Our NEOs were eligible to earn cash bonuses for work performed in calendar year 2024, as determined by our Board and Compensation Committee (or a subcommittee thereof). Cash bonuses of $1.45 million were awarded to NEOs collectively in March 2025 for fiscal year 2024.

Executive Compensation, Change of Control and Severance Arrangements

We have entered into offers of employment letters or employment agreements with each of our named executive officers: Drs. Vo and Hosseinion, and Jon Bates, our Chief Financial Officer. The material terms of these agreements are described below.

Thomas T. Vo entered into an employment agreement with the Company to serve as Chief Executive Officer of the Company for a five-year term following completion of the Merger for an annual base salary of $1,000,000, subject to a three percent minimum increase annually and review on at least an annual basis. On February 8, 2024, Dr. Vo voluntarily agreed to a 50% reduction of his annual salary to $500,000. Effective January 1, 2025, the Board restored his annual base to 100%. Dr. Vo is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Compensation Committee of the Board. In addition, Dr. Vo is entitled to participate in the 2022 Plan. Dr. Vo’s employment may be terminated at any time by Dr. Vo or the Company, subject to certain notice requirements. Upon termination of Dr. Vo’s employment by the Company without cause or Dr. Vo’s resignation for good reason and completion of a general release of claims, Dr. Vo will be entitled to receive (i) an amount equal to three times Dr. Vo’s most recent base salary, plus (ii) a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, and (iii) treatment of any outstanding equity awards as determined in accordance with the terms of the applicable award agreements. In the event that Dr. Vo’s employment is terminated by the Company for cause, Dr. Vo will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement. The Vo Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s employee benefit plans and reimbursement of expenses.

Warren Hosseinion entered into an employment agreement with the Company (the “Hosseinion Employment Agreement”) to serve as President of the Company for a five-year term following completion of the Merger. The Hosseinion Employment Agreement provides for an annual base salary of $750,000, subject to a minimum three percent increase annually and review on at least an annual basis. Dr. Hosseinion is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Board. In addition, Dr. Hosseinion is eligible to participate in any long-term incentive plan the Company makes available to its executives. Dr. Hosseinion’s employment may be terminated at any time by Dr. Hosseinion or the Company, subject to certain notice requirements.

Dr. Hosseinion’s resignation for good reason and completion of a general release of claims, Dr. Hosseinion will be entitled to receive a cash payment equal to (i) two times Dr. Hosseinion’s most recent base salary, plus (ii) an amount equal to the premium amounts paid for group medical, dental and vision coverage of Dr. Hosseinion for a period of twelve months. In the event that Dr. Hosseinion’s employment is terminated by the Company for cause, Dr. Hosseinion will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement. The Hosseinion Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s medical and similar insurance plans and reimbursement of expenses.

Jon Bates, in connection with his appointment as the Company’s Chief Financial Officer, entered into a two-year employment agreement with the Company pursuant to which Mr. Bates receives a base annual salary of $300,000, subject to annual review by the Company’s Chief Executive Officer and Board. In August 2024, the Board increased Mr. Bates’ base annual salary to $350,000. The employment agreement contains automatic one-year extensions at the end of each term unless 60-day advance notice of non-extension is delivered by either party. In the event the Company (or its successor) terminates Mr. Bates employment without cause or Mr. Bates resigns for good reason, severance benefits would be twelve months of base salary and a cash subsidy for group medical, dental and vision programs for twelve months. No severance is payable under the Bates Agreement if Mr. Bates employment is terminated by the Company for cause (as defined in the Bates Agreement), Mr. Bates resigns without good reason (as defined in the Bates Agreement) or is unable to perform due to death or disability. Mr. Bates is entitled to receive payment of all salary and benefits accrued up to the termination date of his employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days. Mr. Bates will also be eligible to receive an annual cash bonus in an amount of up to forty percent (40%) of his base salary. The amount of the annual bonus will be recommended by the Chief Executive Officer at his discretion and approved by the Board. Mr. Bates will be eligible to participate in the Company’s long-term incentive plan that may be available to similarly positioned executives.

Joshua DeTillio, in connection with his appointment as the Company’s Chief Operating Officer, entered into a two-year employment agreement with the Company pursuant to which Mr. DeTillio receives a base annual salary of $425,000, subject to annual review by the Company’s Chief Executive Officer and Board. The employment agreement contains automatic one-year extensions at the end of each term unless 60 day advance notice of non-extension is delivered by either party. In the event the Company (or its successor) terminates Mr. DeTillio employment without cause or Mr. DeTillio resigns for good reason, severance benefits would be twelve months of base salary and a cash subsidy for group medical, dental and vision programs for twelve months. No severance is payable under the DeTillio Agreement if Mr. DeTillio’s employment is terminated by the Company for cause (as defined in the DeTillio Agreement), Mr. DeTillio resigns without good reason (as defined in the DeTillio Agreement) or is unable to perform due to death or disability. Mr. DeTillio is entitled to receive payment of all salary and benefits accrued up to the termination date of his employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days. Mr. DeTillio will also be eligible to receive an annual cash bonus in an amount of up to seventy percent (70%) of his base salary. The amount of the annual bonus will be recommended by the Chief Executive Officer at his discretion and approved by the Board. Mr. DeTillio will be eligible to participate in the Company’s long-term incentive plan that may be available to similarly positioned executives.

Equity Awards at 2024 Fiscal Year End

The following table presents certain information concerning the outstanding option and RSU awards held as of December 31, 2024 by each NEO. The market values below are based on the reported closing market price of our common stock on Nasdaq as of December 30, 2024 ($31.69 per share).

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
							Number of	Value of
						Market	Unearned	Unearned
					Number of	Value of	Shares,	Shares,
	Number of	Number of			Shares or	Shares or	Units or	Units or
	Securities	Securities			Units of	Units of	Other	Other
	Underlying	Underlying			Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Option	Option	Have Not	Have Not	Have Not	Have Not
	Options(#):	Options (#):	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexerciseable	Price ($)	Date	(#)	($)	($)	($)
Thomas Vo	—	—	—	—	15,000	—	—	475,350
Warren Hosseinion	334	—	225.00	1/27/2030	—	—	—	—
	667	—	225.00	5/11/2027	—	—	—	—
	4,000	—	241.50	1/28/2031	—	—	—	—
	5,732	—	412.50	9/9/2031	—	—	—	—
Jon C. Bates	—	—	—	—	4,831	—	—	153,094
Joshua DeTillio	—	—	—	—	6,375	—	—	202,024

Benefits, Compensation, and other Considerations

Pension Benefits. None of the NEOs participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by Nutex.

Nonqualified Deferred Compensation. None of the NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by Nutex.

Health and Welfare Plans. In 2024, we reimbursed our President for medical benefits pursuant to his employment agreement as set forth in the executive compensation table above, and the remaining NEOs participated in a 401(k) retirement savings plan maintained by Nutex. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2024, the Company made matching contributions up to 3% under the 401(k) plan.

In 2024, the NEOs participated in standard health and welfare plans maintained by Nutex Health Inc. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Tax Gross-Ups. There were no gross up payments in 2024. Each employment agreement provides that if the compensation and benefits payable under such agreement would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the employment agreement or award agreements, as the case may be, would provide either the full amount or a lesser amount such that no portion is subject to Section 280G, whichever provides the higher after-tax amount, including the potential taxes under Section 4999.

Severance and Change in Control Payments and Benefits. Awards granted under the 2023 Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a sale of the Company. The 2023 Plan provides flexibility to the committee to determine how to adjust awards at the time of a sale of the Company.

Tax and Accounting Considerations. While our Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2024. We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Securities Trading Policy

Our Board has adopted a Securities Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. Our Securities Trading Policy can be found under the Corporate Governance section of our web site at https://www.nutexhealth.com/governance-documents.

Compensation Recovery (“Clawback”) Policy

We have adopted a compensation recovery policy (the “Clawback Policy”) in accordance with Listing Rule 5608 of the Nasdaq Stock Market. In the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Compensation Committee, on behalf of the Company, shall seek to recover, reasonably promptly, from the executive officer, all incentive based compensation which is based on a financial reporting measure used or derived from the Company’s financial statements, which was erroneously awarded to an executive officer during the time period covered by the accounting restatement. The determination of the amount of erroneously awarded compensation, in the case of an accounting restatement, will be made without regard to any individual knowledge or responsibility of an executive officer related to the accounting restatement.

Equity Compensation Plan Information

Internal Revenue Code Section 409A

Internal Revenue Code Section 409A (“Section 409A”) imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Nutex does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance and bonus arrangements and equity awards. Further, Nutex intends to structure its equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

2023 Equity Incentive Plan

Please read Proposal 3 above for a description of the material terms of the 2023 Plan.

Grants of Plan-Based Awards in 2024

During the fiscal year ended December 31, 2024 119,039 RSUs (1,189,960 RSUs before the June 2024 Reverse Stock Split) equity awards were made pursuant to the 2023 Plan. The Board increased the aggregate number of shares available under the 2023 Plan in 2024 by 4,513. A total of 6,235 shares were available for issuance under the 2023 Plan at December 31, 2024.

Option Exercises and Stock Vested in 2024

	Number of	Value	Number of
	Shares	Realized	Shares	Value
	Acquired on	on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Jon C. Bates	—	—	330	$5,446

(1)	49,505 shares before the 2024 Reverse Stock Splits. The amount reflects the vesting date fair market value.

Potential Payments upon Termination or Change in Control

The table below sets forth the estimated amount of payments and other benefits each NEO would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2024. The information is provided relative to the NEO’s termination or change in control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $31.69 the closing price of a share of our common stock as reported on Nasdaq on December 30, 2024.

	Salary and
	Other Cash		Vesting of	Vesting of	Health and
	Payments	Bonus	Stock Options	RSUs	Dental Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)
Thomas T. Vo	3,000,000	—	—	—	—	3,013,634
Warren Hosseinion	1,500,000	—	—	—	—	1,524,207
Jon C. Bates	350,000	—	—	—	—	373,373
Joshua DeTillio	425,000	—	—	—	—	425,000

(1)	Upon termination of employment by the Company without cause or resignation for good reason, Dr. Vo will be entitled to receive an amount equal to three times Dr. Vo’s most recent base salary, Dr. Hosseinion’s will be entitled to receive a cash payment equal to two times Dr. Hosseinion’s most recent base salary and Messrs. Bates and DeTillio will be entitled to twelve months of base salary.
(2)	Upon termination of employment by the Company without cause or resignation for good reason, Dr. Vo will be entitled a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, Mr. Bates will be entitled an annual cash bonus in an amount of up to forty percent of his base salary, Mr.DeTillio will be entitled an annual cash bonus in an amount of up to seventy percent of his base salary and Dr. Hosseinion will be entitled an annual cash bonus as determined by the Board. There were no accrued and unpaid bonuses as of December 31, 2024.
(3)	There are no unvested Stock Options as of December 31, 2024.
(4)	Upon termination of employment by the Company without cause or resignation for good reason Dr. Hosseinion, Mr. Bates and Mr. DeTillio are entitled to an amount equal to the premium amounts paid for group medical, dental and vision coverage for a period of twelve months.
Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the company’s financial performance for each of the three years in the period ended December 31, 2024. As indicated above, we are permitted to report as a “smaller reporting company” under SEC rules. Accordingly, we have not included a tabular list of financial performance measures, and the table below (i) only includes the requisite information for three years, (ii) does not include information with respect to peer total stockholder return (“TSR”), and (iii) does not include a column for a Company-Selected Measure as defined in Item 402(v) of Regulation S-K. In accordance with applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for 2024 to determine the “actual” compensation paid to our principal executive officers (“PEOs”) and the average “actual” compensation paid to our other named executive officers (“NEOs”).

Effective April 1, 2022, Nutex Health Holdco, LLC merged with and into Clinigence Holdings, Inc., which was renamed Nutex Health Inc. and continues as the publicly traded registrant and reporting company. For purposes of the table below, information relating to periods prior to January 1, 2022 is with respect to Clinigence Holdings, Inc.

The following table summarizes compensation values reported in the Summary Compensation Table for our PEOs and the average for our other NEOs, as compared to “compensation actually paid” and the company’s financial performance for the years ended December 31, 2024, 2023, and 2022:

Year	Summary Compensation Table Total for first PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation Actually Paid on First PEO(1)(2)	Compensation Actually Paid on Second PEO(1)(2)	Average Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on TSR	No Income (Loss) (in thousands
2024	$1,162,214	—	$581,214	—	$912,242	$570,282	$167	$95,272
2023	$1,005,711	—	$1,005,711	—	$594,050	$558,950	$(2,715)	$(45,786)
2022	$931,841	$2,672,078	$931,841	$ 711,850	$419,418	$191,506	$ (450)	$(424,780)

(1)	The first PEO in the table is Tom Vo (CEO from April 1, 2022) and the second PEO is Warren Hosseinion (CEO until April 1, 2022).

The non-PEO NEOs reflected in the table for each of 2024, 2023, and 2022 are as follows:

2024: Warren Hosseinion, Jon Bates and Joshua DeTillio

2023: Warren Hosseinion and Jon Bates

2022: Jon Bates and Michael Bowen

(2)	The company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for our PEO and non-PEO NEOs in 2023. Because the company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2024	2023	2022
FIRST PEO SUMMARY COMPENSATION TABLE TOTAL	$1,162,214	$1,005,711	$2,672,078
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	$81,000	—	$1,960,228

Fair value at year end of equity awards granted during the year	—	—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	—	—
Change in fair value of equity awards granted in current year that vested during the year	—	—	—
Change in fair value of equity awards granted in prior years that vested during the year	—	—	—
Equity awards granted in prior years that were forfeited during the year	—	—	—
Cash Bonus Accrued in 2024 but paid in 2025	$500,000	—	—
COMPENSATION ACTUALLY PAID TOTAL	$581,214	$1,005,711	$ 711,850

	2024		2023	2022
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTAL	$912,242	R3	$594,050	$419,418
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	$ 25,276		$ 35,100	$227,912
Fair value at year end of equity awards granted during the year	—		—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—		—	—
Change in fair value of equity awards granted in current year that vested during the year	—		—	—
Change in fair value of equity awards granted in prior years that vested during the year	—		—	—
Equity awards granted in prior years that were forfeited during the year	—		—	—
Cash Bonus Accrued in 2024 but paid in 2025	$ 316,683		—	—

COMPENSATION ACTUALLY PAID TOTAL	$ 570,282		$558,950	$191,506

Narrative Disclosure to Pay versus Performance Table

The illustrations below provide a graphical description of the relationship between compensation actually paid (“CAP”) and the following measures:

●	the company’s cumulative TSR; and
●	the company’s net income (loss).

CAP and Company Cumulative TSR

CAP and Company Net Income (Loss)

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2024 regarding shares of common stock that may be issued under our 2023 Plan.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	$1,147,770	$2.32	1,352,240
Equity compensation plans not approved by security holders
Total	5,147,770	2.32	1,352,240

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2024, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Related Person Transactions

Our Chief Executive Officer Thomas T. Vo has interests in Physician LLCs controlled by or affiliated with Dr. Vo (“Physician LLCs”), real estate entities and Micro Hospital Holding LLC, an affiliate of the Company, which has been consolidated by the Company as a variable interest entity.

The Physician LLCs employ the doctors who work in our hospitals. We have no direct ownership interest in these entities but they are owned and, in some instances, controlled by related parties including our CEO, Dr. Thomas Vo. The Physician LLCs are consolidated by the Company as VIEs because they do not have significant equity at risk, and we have historically provided support to them in the event of cash shortages and received the benefit of their cash surpluses. The Physician LLCs had outstanding obligations to their member owners, who are also Company stockholders, totaling $0.8 million at December 31, 2024 reported within accounts payable – related party in our consolidated balance sheets.

Most of our hospital division facilities are leased from real estate entities which are owned by related parties, namely the members of the applicable Physician LLCs. These leases are typically on a triple net basis where our hospital division is responsible for all operating costs, repairs and taxes on the facilities. During the year ended December 31, 2024, we made cash payments for these lease obligations totaling $20.0 million.

We consolidate Real Estate Entities as VIEs when they do not have sufficient equity at risk and our hospital entities are guarantors or co-borrowers under their outstanding mortgage loans. The consolidated Real Estate Entities have mortgage loans payable to third parties which are collateralized by the land and buildings. We have no direct ownership interest in these entities but they are owned and, in some instances, controlled by related parties including our CEO. We deconsolidated 17 Real Estate Entities in 2022 and one Real Estate Entity in 2023, after the third-party lenders released our guarantees of associated mortgage loans. At December 31, 2024, two Real Estate Entities continue to be consolidated in our financial statements.

Accounts receivable – related party included $4.3 million at December 31, 2024 due from noncontrolling interest owners of consolidated hospital facilities.

Micro Hospital Holding LLC, an affiliate controlled by our CEO, made advances to one of our hospital facilities, SE Texas ER. These advances totaled $1.4 million on December 31, 2024 and are reported as accounts payable – related party in our consolidated balance sheets. The advances have no stated maturity and bear no interest.

We have outstanding obligations of contributions for facilities currently under construction totaling $1.6 million at December 31, 2024, reported within accounts payable-related party in our consolidated balance sheet.

We provide managerial services to emergency centers owned and, in some instances, controlled by related parties including an entity controlled by our CEO. We recognized zero managerial fees within the hospital division in the year ended December 31, 2024, for these services.

Indemnification of Directors

Our Amended and Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors that that require us, among other things, to indemnify each director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer (SEC) is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Ethics policy, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairman of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Our Board has also adopted a written Business Opportunity Policy, the purpose of which is to establish guidelines and procedures for identifying, evaluating, and addressing potential business opportunities that may arise for the Company, and its directors and officers. This policy aims to ensure that such opportunities are handled in a manner that promotes the best interests of the Company and avoids conflicts of interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2024 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2024 other than one Form 3 filed by Kelvin Spears, which was filed late.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2026 must be received by us no later than May 29, 2026, which is 45 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2026 annual meeting of stockholders, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our Second Amended and Restated Bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 45 calendar days before nor more than 75 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than April 30, 2026 and no later than May 29, 2026. However, if the date of the 2025 annual meeting of stockholders is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting of stockholders and no later than the close of business on the later of (a) 90 days prior to such annual meeting of stockholders and (b) 10 days following the day on which notice of the date of such annual meeting of stockholders was mailed or public announcement of the date of such annual meeting of stockholders was first made, whichever first occurs. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2026 annual meeting of stockholders. Stockholders are advised to review our Second Amended and Restated Bylaws which also specify requirements as to the form and content of a stockholder’s notice, including the information required by Rule 14a-19 under the Exchange Act.

Any proposals, notices or information about proposed director candidates should be sent to:

Nutex Health Inc.
6030 S. Rice Ave, Suite C,
Houston, Texas 77081
Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address or telephone number: Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081, Attention: Corporate Secretary, (713) 660-0557. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

FORM OF

AMENDMENT NO. 1

TO

THE AMENDED AND RESTATED NUTEX HEALTH INC. 2023 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED 2023 NUTEX HEALTH INC. EQUITY INCENTIVE PLAN (this “Amendment”) is made effective upon the approval of the stockholders of Nutex Health Inc. (“Nutex Health” or “the Company”) of this Amendment (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Amended and Restated 2023 Nutex Health Inc. Equity Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan from time to time; and

WHEREAS, the Board approved this Amendment on May 16, 2025.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 11.25 of the Plan is hereby amended in its entirety to read as follows:

“Overall Share Limit” means the sum of (a) 1,106,620 Shares, and (b) an annual increase on the first day of each calendar year beginning on and including January 1, 2026 and ending on and including January 1, 2033 equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.

2.	This Amendment shall be and hereby is incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

A-1

*NUTEX HEALTH INC.*
*c/o Transfer Online, Inc.*
*512 SE Salmon St.*
*Portland, OR 97214*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/13/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/13/2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Thomas T. Vo
02 Warren Hosseinion
03 Cheryl Grenas
04 Michael L. Reed
05 Scott J. Saunders
06 Kelvin Spears
07 Frank E. Jaumot

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000679805_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K are available at www.proxyvote.com

NUTEX HEALTH INC.
Annual Meeting of Stockholders
July 14, 2025 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tom Vo and Jon Bates, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NUTEX HEALTH INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, CDT on 7/14/2025, via internet at www.virtualshareholdermeeting.com/NUTX2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000679805_2 R1.0.0.2